Exhibit 10.1
WARRANTS UNWIND AGREEMENT
between
DICK’S Sporting Goods, Inc.
and

Wells Fargo Bank, National Association

THIS WARRANTS UNWIND AGREEMENT (this “Unwind Agreement”) is made as of March 2, 2023, and is effective as of February 10, 2023, between DICK’S Sporting Goods, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Dealer”).
WHEREAS, the Company and Dealer are party to a Base Warrant Transaction pursuant to an ISDA confirmation, dated April 14, 2020 (amended, modified, adjusted or supplemented from time to time, the “Base Warrant Confirmation”);
WHEREAS, the Company and Dealer are party to an Additional Warrant Transaction pursuant to an ISDA confirmation, dated April 20, 2020 (as amended, modified, adjusted or supplemented from time to time, the “Additional Warrant Confirmation” and, collectively with the Base Warrant Confirmation, the “Warrant Confirmations”);
WHEREAS, the Company announced on February 9, 2023 that it has called all of its outstanding 3.25% Convertible Senior Notes due 2025 (the “Convertible Notes”) for redemption (the “Redemption”) on April 18, 2023 (the “Redemption Date”);
WHEREAS, the Company and Dealer anticipate that some or all of the outstanding Convertible Notes will be converted in accordance with their terms from time to time prior to the Redemption Date;
WHEREAS, any such conversions will trigger the application of the Base Call Option Transaction confirmation, dated April 14, 2020 and the Additional Call Option Transaction confirmation, dated April 20, 2020 (as both such confirmations are amended, modified, adjusted or supplemented from time to time, including by the Side Letters thereto, the “Call Option Confirmations”);
WHEREAS, the Company and Dealer anticipate that some or all of the outstanding Convertible Notes may be redeemed in accordance with their terms on the Redemption Date;
WHEREAS, any such redemptions may trigger the application of the Call Option Confirmations;
WHEREAS, the Dealer agrees to unwind the Warrant Confirmations from time to time with respect to a portion of the Number of Warrants included in the Warrant Confirmations, as may be requested by the Company in notices delivered by the Company to the Dealer pursuant to Section 9(j)(ii) or Section 9(j)(iv), as the case may be, of the Call Option Confirmations from time to time during the period from February 10, 2023 to and including April 25, 2023 (such period, the “Redemption Period”);

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Warrant Confirmation or the Additional Warrant Confirmation, as the case may be.
2.    Unwinds.
(a)    From time to time during the Redemption Period, the Company may provide notice to Dealer, as part of any notice otherwise delivered by the Company to Dealer pursuant to Section g(j)(ii) of the Call Option Confirmations in respect of a Redemption or Section 9(j)(iv) of the Call Option Confirmations in respect of an early Conversion (each which notice may be by electronic mail), as the case may be, in respect of a Redemption on the Redemption Date or one or more conversions of Convertible Notes that will be settling on the same Business Day (the early Conversion or early Conversions referenced in such Section 9(j)(iv) notice, collectively, a “Conversion”), in each case, specifying whether the Company requests Dealer to unwind a corresponding Number of Warrants (the “Unwound Warrants”) in connection with such Redemption notice to Dealer pursuant to such Section g(j)(ii) notice or the Conversion notice to Dealer pursuant to such Section 9(j)(iv) notice, as the case may be (any such Section g(j)(ii) notice or Section g(j)(iv) notice delivered by the Company to Dealer that specifies Unwound Warrants, an “Unwind Notice”).
(b)    The receipt by Dealer of an Unwind Notice shall be deemed to be a Termination Event with respect to the Unwound Warrants under the Warrant Confirmations and shall designate an Early Termination Date with respect to the Unwound Warrants. Following receipt by Dealer of an Unwind Notice for a Number of Warrants that, in Dealer’s reasonable judgment, is a material Number of Warrants, and after consultation with the Company, (i) Dealer shall determine in its commercially reasonable discretion the period of time (which may be a number of Scheduled Trading Days) starting on the Early Termination Date during which the Unwound Warrants will be terminated (the relevant “Unwind Period”) and (ii) the Calculation Agent shall determine in good faith and in a commercially reasonable manner the volume weighted average price of the Shares during the Unwind Period (the “Average Price”). Prior to the start of the Unwind Period for any Unwind Notice that is subject to this subsection (b), Dealer shall provide the Company with a customary grid in a form reasonably acceptable to the Company showing indicative Average Prices and Warrant Payment Amounts (as defined below).
(c)    Following receipt by Dealer of an Unwind Notice for a Number of Warrants that, in Dealer’s reasonable judgment, is not a material Number of Warrants, (i) the relevant Unwind Period shall start and end on the Early Termination Date during which the Unwound Warrants will be terminated (the “Unwind Date”) and (ii) the Calculation Agent shall determine the Average Price solely with respect to the Unwind Date.

(d)    Dealer shall determine the amounts payable by one party-to the other pursuant to Section 6(d) of the Agreement with respect to the Unwound Warrants (the “Warrant Payment Amount”).
(e)    Notwithstanding anything to the contrary in this Unwind Agreement, with respect to any Unwind Period that is subject to subsection (b) above (i) Dealer may postpone or add, in whole or in part, any Scheduled Trading Day(s) to the Unwind Period if Dealer determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or advisable to preserve Dealer’s hedge unwind activity in relation to the relevant Unwound Warrants in light of existing market conditions or, based upon the advice of counsel, to enable Dealer or its affiliate or agent to effect transactions with respect to Shares in connection with its hedge unwind or settlement activity in relation to the relevant Unwound Warrants in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and (ii) if a Disrupted Day occurs in the Unwind Period, (a) the Calculation Agent may postpone or extend the Unwind Period and (b) the Calculation Agent may also determine that (1) such Disrupted Day is a Disrupted Day in full, in which case the prices for the Shares on such Disrupted Day shall not be included for purposes of determining the Average Price or (2) such Disrupted Day is a Disrupted Day in part, in which case the prices for the Shares on such Disrupted Day shall be included for purposes of determining the Average Price with a weighting taking into account the nature and duration of the relevant Market Disruption Event, and the volume, historical trading patterns and price of the Shares. If a Disrupted Day occurs in the Unwind Period, and each of the eight immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may determine such eighth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Average Price using its good faith estimate of the value of the Shares on such eighth Scheduled Trading Day. “Disrupted Day” means any Scheduled Trading Day on which (i) The New York Stock Exchange (the “NYSE”) fails to open for trading during its regular trading session or (ii) a Trading Halt occurs (any such event as described in clauses (1) and (ii), a “Market Disruption Event”). “Trading Halt” means the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Shares for more than one 30-minute period in the aggregate during regular trading hours of any suspension of trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Shares. Dealer shall use its reasonable efforts to notify the Company in writing of any extension or postponement of the Unwind Period pursuant to this Section 2.
3.    Settlement.
(a)    On the date that is one Settlement Cycle immediately following the last day of the Unwind Period or the Unwind Date, as the case may be (the “Settlement Date”), the Company shall deliver a number of Shares to Dealer equal to the Warrant Payment Amount divided by the Average Price (the “Warrant Settlement Amount”).
(b)    Notwithstanding anything to the contrary herein or in the Warrant Confirmations, the Company and Dealer agree to net the number of Shares that Dealer is obligated to deliver to the Company in respect of a Redemption or a given Conversion, as the case may be, under the Call Option Confirmations (the “Call Option Settlement

Amount”), and the Warrant Settlement Amount in respect of such Redemption or Conversion, as the case may be, such that a single delivery of Shares shall be made in respect of such Redemption or Conversion, as the case may be (such net delivery, the “Net Settlement Amount”), and such Net Settlement Amount shall satisfy (i) Dealer’s obligation to deliver such Shares pursuant to the Call Option Confirmations and (ii) the Company’s obligation to deliver the Warrant Settlement Amount pursuant to the Warrant Confirmations and this Unwind Agreement.
(c)    As soon as reasonably practicable following the Unwind Period or the Unwind Date, as the case may be, Dealer shall provide to the Company (which may be by electronic mail) the following information for the then-current Unwind Notice: (i) the Settlement Date, (ii) the applicable Call Option Settlement Amount, Warrant Settlement Amount and the Net Settlement Amount, (iii) the Average Price, (iv) the number of warrants that will remain under the Base Warrant Confirmation following the Settlement Date, allocating Unwound Warrants as per subsection (e) below, and (v) the number of warrants that will remain under the Additional Warrant Confirmation following the Settlement Date, allocating Unwound Warrants as per subsection (e) below. Schedule I hereto shall be updated following each Unwind Period with the corresponding amounts as specified in this section.
(d)    The relevant party shall deliver the Net Settlement Amount on the Settlement Date.
(e)    On each Settlement Date, the Number of Warrants in the Base Warrant Confirmation shall be reduced by the number of Unwound Warrants until the Number of Warrants then subject to the Base Warrant Confirmation is reduced to zero. On any Settlement Date following such occurrence, the Number of Warrants in the Additional Warrant Confirmation shall be reduced by the number of Unwound Warrants until the Number of Warrants then subject to the Additional Warrant Confirmation is reduced to zero. On the Settlement Date on which the Number of Warrants with respect to a Warrant Confirmation is reduced to zero, the Transaction evidenced by such Confirmation shall be deemed to be terminated. Company shall act in good faith with respect to the Transactions and this Unwind Agreement.
(f)    Effective as of the relevant Settlement Date, all the respective rights and obligations of the parties under the Base Warrant Confirmation or the Additional Warrant Confirmation, as applicable, with respect to the Unwound Warrants shall be terminated, cancelled and extinguished. For the avoidance of doubt, no additional amount shall be payable or deliverable by either party pursuant to the Equity Definitions, the Warrant Confirmations, or the Agreement with respect to the Unwound Warrants.
4.    Representations and Warranties of the Parties. Each party hereto re-makes, as of the date hereof, the representations and warranties contained in Section 3(a) of the Agreement (as such term is defined in the Warrant Confirmations) as if such representations and warranties applied to this Unwind Agreement.

5.    Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Dealer as of the date hereof that:
a.    The Company is entering into this Unwind Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and has not entered into or altered and will not enter into or alter any “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1 under the Exchange Act) with respect to the Shares.
b.    The Company is not entering into this Unwind Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).
c.    The Company is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
6.    Agreements and Acknowledgements Regarding Hedge Unwind. The Company understands, acknowledges and agrees that: (A) at any time during any Unwind Period, Dealer and its affiliates or agents may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to each Transaction and this Unwind Agreement; (B) Dealer and its affiliates or agents also may be active in the market for Shares other than in connection with hedging activities in relation to each Transaction and this Unwind Agreement; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of the Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction and this Unwind Agreement; and (D) any market activities of Dealer and its affiliates or agents with respect to Shares may affect the market price and volatility of Shares, as well as the Average Price, each in a manner that may be adverse to the Company.
7.    Governing Law. This Unwind Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
8.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of each of the Warrant Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
9.    Counterparts. This Unwind Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
10.    No Reliance. etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Unwind Agreement, that it has not relied on Dealer or its affiliates or agents in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.
11.    Designation by Dealer. Notwithstanding any other provision in this Unwind Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from the Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer’s obligations in respect of the transactions contemplated by this Unwind Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to the Company to the extent of any such performance.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Unwind Agreement as of the day and the year first above written.
DICK’S SPORTING GOODS, INC.

By:	/s/ Todd Hipwell
Name: Todd Hipwell
Title: Vice President - Finance

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin Brillhart
Name: Kevin Brillhart
Title: Managing Director

[Signature Page to Warrants Unwind Agreement]

Schedule I to the Unwind Agreement

Unwound Warrants	Unwind Settlement Date	Call Option Settlement Amount	Warrant Settlement Amount	Net Settlement Amount	Average Price	Number of Base Warrants Remaining After Settlement	Number of Additional Warrants Remaining After Settlement